Contact:
ShengdaTech, Inc.
Michael Kang
Tel: (415) 490-2308
Email: mkang@alvarezandmarsal.com

ShengdaTech Receives NASDAQ Listing and Hearing Review Council Decision

SHANGHAI, August 26, 2011 ShengdaTech, Inc. (“ShengdaTech” or the “Company”) (NASDAQ:SDTHQ), a leading manufacturer of nano-precipitated calcium carbonate (“NPCC”) in China, reported today that the Company has received a determination indicating that the NASDAQ Listing and Hearing Review Council had affirmed the NASDAQ Listing Qualifications Panel’s (the “Panel”) June 8, 2011 decision to delist the Company’s securities from the NASDAQ Global Market. The Company had previously appealed the Panel’s June 8, 2011 decision. As such, the Company’s common stock remains quoted on the over-the-counter market.

About ShengdaTech, Inc.

ShengdaTech is engaged in the business of manufacturing, marketing, and selling nano-precipitated calcium carbonate (“NPCC”) products. The Company converts limestone into NPCC using its proprietary and patent-protected technology. NPCC products are increasingly used in tires, paper, paints, building materials, and other chemical products. In addition to its broad customer base in China, the Company currently exports to Singapore, Thailand, South Korea, Malaysia, India, Latvia and Italy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.